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                                                                  Exhibit 10.23


                                3COM CORPORATION

                           DEFERRED COMPENSATION PLAN

              (AMENDED AND RESTATED EFFECTIVE AS OF JULY 15, 2003)

         THIS 3COM CORPORATION DEFERRED COMPENSATION PLAN (the "Plan") is amended and restated effective as of July 15, 2003, by 3Com Corporation, a California corporation ("3Com"), for the purpose of providing supplemental retirement benefits to Company Executives and their beneficiaries in consideration of services rendered to the Company and as an inducement for their continued services in the future.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:

         1.1 "BENEFICIARY" means one, some, or all (as the context shall require) of those persons, trusts or other entities entitled to receive benefits which may be payable hereunder upon Executive's death as determined under
Article VI.

         1.2 "BENEFITS" means the amount(s) credited to Executive's Deferral Account.

         1.3 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of 3Com Corporation.

         1.4 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.5 "COMMITTEE" means an independent Committee appointed by the Compensation Committee of the Board to administer this Plan and to take such other actions as may be specified herein.

         1.6 "COMPANY" means 3Com and any present or future parent corporation or subsidiary corporation of 3Com which the Board determines should be included in the Plan. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

         1.7 "COMPANY CONTRIBUTION" 1.12 means a contribution made on behalf of an Executive by the Company as specified in Section 3.5 hereof.

         1.8 "CREDITED INVESTMENT RETURN (LOSS)" means the hypothetical investment return which shall be credited to the Executive's Deferral Account pursuant to Article IV.


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         1.9 "DEFERRAL ACCOUNT" means the book entry account established under the Plan for each Executive to which shall be credited (debited) the Executive's Salary Deferrals and the Company Contributions, if any, made pursuant to Article III and the Executive's Credited Investment Return (Loss) determined under
Article IV and which shall be reduced by any distributions made to Executive and any charges which may be imposed on such Deferral Account pursuant to the terms of the Plan.

         1.10 "DISTRIBUTION DATE" means the date on which distribution of an Executive's Benefits is made or commenced pursuant to Section 5.

         1.11 "EARLY BENEFIT DISTRIBUTION DATE" means the date elected by an Executive for the early distribution of Benefits, as provided in Section 5.1(b).

         1.12 "EFFECTIVE DATE" means August 1, 1995.

         1.13 "ELECTION" means the form of Salary Deferral Election as may be prescribed by the Committee and as may be modified from time to time.

         1.14 "EMPLOYMENT" means, in the case of an Executive who is an Outside Director, such individual serving as a member of the Board, and for all other Executives, employment.

         1.15 "ENTRY DATE" shall mean January 1 of each year.

         1.16 "EXECUTIVE" means a highly compensated or key management employee of the Company, including Outside Directors, who has been designated by the Committee as eligible to participate in this Plan and who has elected to participate in the Plan by executing a Salary Deferral Election or who receives a Company Contribution pursuant to Section 3.5 hereof.

         1.17 "INITIAL ENTRY DATE" shall mean the first day of the month following the date an Executive is first designated as eligible to participate in the Plan, or, if later, the Effective Date. Notwithstanding the foregoing, if an Executive is an Outside Director, such Executive's Initial Entry Date may not be prior to January 1, 2003.

         1.18 "OUTSIDE DIRECTOR" shall mean a director who is not otherwise employed by the Company.

         1.19 "PLAN" shall mean this 3Com Corporation Deferred Compensation Plan, as it may be amended from time to time.

         1.20 "PLAN YEAR" means the calendar year.

         1.21 "SALARY DEFERRAL AMOUNT" means the Salary Deferral Amount which Executive elects to contribute pursuant to Article III.

         1.22 "TERMINATION EVENT" means the termination of the Executive's Employment with the Company for any reason, the Executive's death or Total Disability. Notwithstanding the foregoing,


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the change of status of an Outside Director to that of an employee of the
Company shall not be considered a Termination Event.

         1.23 "3COM" means 3Com Corporation, a California corporation.

         1.24 "TOTAL DISABILITY" means the inability of the Executive to engage substantially in his or her normal duties for the Company on account of physical or mental impairment for a period of at least one (1) year. A Total Disability shall not occur for purposes of this Plan until the end of the one (1) year period of disability.

         1.25 "TRUST" means the legal entity created by the Trust Agreement.

         1.26 "TRUST AGREEMENT" means that trust agreement entered into between 3Com and Charles Schwab Trust Company, a copy of which is attached hereto as EXHIBIT A, as it may be amended from time to time.

         1.27 "TRUSTEE" means the original Trustee(s) named in the Trust Agreement and any duly appointed successor to successors thereto.

                                   ARTICLE II

                                   ELIGIBILITY

         2.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to key management or highly compensated employees of the Company, including Outside Directors, who are selected by the Committee, in its sole discretion, to participate in the Plan. Individuals who are in this select group shall be notified as to their eligibility to participate in the Plan.

         2.2 COMMENCEMENT OF PARTICIPATION. An Executive may begin participation in the Plan upon Executive's Initial Entry Date or any Entry Date thereafter, subject to the submission of a Salary Deferral Election pursuant to Article III. The Salary Deferral Election must be returned to the Company in advance of the Executive's Initial Entry Date or Entry Date in accordance with such rules and procedures as may be established by the Committee. An Executive may also begin participation in the Plan without submitting a Deferral Election upon the date on which a Company Contribution is made pursuant to Section 3.5 hereof.

         2.3 CESSATION OF PARTICIPATION. Active participation in the Plan shall end when an Executive's Employment terminates for any reason. No contributions to the plan shall be made with respect to compensation paid after such termination date. Upon termination of Employment or discontinuance of all Salary Deferrals, an Executive shall remain an inactive participant in the Plan until all of the Benefits to which he or she is entitled thereunder have been paid in full.


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                                   ARTICLE III

         SALARY AND BONUS DEFERRAL CONTRIBUTIONS; COMPANY CONTRIBUTIONS

         3.1 SALARY DEFERRALS.

             (a) As of the Executive's Entry Date through and until the time that Executive elects otherwise in accordance with the provisions of Sections 3.1(b) and 3.1(c), the Executive agrees to irrevocably reduce his or her salary by the amount (or percentage) set forth in a Salary Deferral Election duly executed and filed with the Company (the "Salary Deferral Amount"), subject, however, to the provisions of Section 3.4 below. The Salary Deferral Amount shall not be paid to the Executive, but shall be withheld from the Executive's salary and an amount equal to the Salary Deferral Amount shall be credited to the Executive's Deferral Account.

             (b) The Executive may, at any time, amend his or her Salary Deferral Election to cease salary deferrals pursuant to the Plan, upon written notice to the Committee. Any such amendment shall be in such form as the Committee may specify and shall be effective on the first day of the next month following the date such amendment is made, provided the amendment is filed prior to such effective date in accordance with such rules as the Committee may establish.

             (c) The Executive may amend his or her Salary Deferral Election to increase or decrease (other than a complete cessation) his or her Salary Deferral Amount. Any such amendment shall be in writing or on such form as the Committee may specify and shall be effective on the first day of the next Plan Year following the date such amendment is made, provided the amendment is filed prior to such date in accordance with such rules as the Committee may establish.

             (d) Except as otherwise provided in Sections 3.1(b) and 3.1(c) above and subject to the provisions of Sections 5.3 and 5.4, below, the Executive's Election to reduce his or her salary shall continue in effect until the occurrence of a Termination Event.

             (e) Any such Salary Deferral Election or amended Salary Deferral Election shall apply only to salary earned after the effective date of such Salary Deferral Election.

         3.2 SALARY DEFINED. For the purpose of determining an Executive's Salary Deferral Amount, "salary" shall mean, in the case of an Outside Director, such Executive's annual retainer and meeting fees, and in the case of all other Executives, such Executive's base salary, commissions and the annual bonus, if any, paid to the Executive.

         3.3 LIMITATIONS ON DEFERRALS. A Participant's Salary Deferral Amount shall be limited as follows:

             (a) The Salary Deferral Amount elected by the Executive shall be reduced by the amount(s), if any, which may be necessary

                 (i) To satisfy all applicable income and employment tax withholding and FICA contributions;


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                 (ii) To pay all contributions elected by the Executive pursuant to 3Com's employee stock purchase plan, and other fringe benefit programs; and

                 (iii) To satisfy all garnishments or other amounts required to be withheld by applicable law or court order.

             (b) Any withholding or salary deferral elections made under 3Com's 401(k) Plan shall be determined based on the Executive's compensation after reduction for the Salary Deferrals made pursuant to the Plan.

         3.4 NO WITHDRAWAL. Except as provided in Sections 5.3 and 5.4 below, the Deferral Amounts may not be withdrawn by Executive and shall be paid only in accordance with the provisions of this Plan.

         3.5 COMPANY CONTRIBUTIONS. The Company may, in its sole discretion, make a Company Contribution to a Deferral Account on behalf of an Executive, subject to such vesting and distribution conditions and limitations as the Company, in its sole discretion, shall impose. To the extent such Company Contributions do not vest, corresponding debits will be made to a Participant's account, including any earnings on such forfeited amounts. To the extent such Company Contributions do vest, or otherwise become subject to employment taxes, a debit equal to the amount of any related employee-side employment taxes remitted by the Company shall be made to a Participant's account.

                                   ARTICLE IV

             CREDITED INVESTMENT RETURN (LOSS) ON DEFERRAL ACCOUNTS

         4.1 DEFERRAL ACCOUNT.

             (a) A Deferral Account shall be established and maintained for each Executive which shall be credited (debited) with such Executive's Salary Deferral Amounts, Company Contributions (if any) and the Credited Investment Return (Loss) as determined under this Article IV. The Executive's Deferral Account shall be charged with distributions therefrom and any charges which may be imposed on the Deferral Account pursuant to the terms of the Plan.

         4.2 CREDITED INVESTMENT RETURN (LOSS).

             (a) Each Executive's Deferral Account shall be credited monthly, or more frequently as the Committee may specify, with the Credited Investment Return (Loss) attributable to his or her Deferral Account. The Credited Investment Return (Loss) is the amount which the Executive's Deferral Account would have earned if the amounts credited to the Deferral Account had, in fact, been invested in the Deemed Investment Options, in accordance with the Executive's Deemed Investment Elections.

             (b) The Committee shall designate Deemed Investment Options. The Committee shall specify the particular funds which shall constitute Deemed Investment Options, and may, in its


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sole discretion, change or add to the Deemed Investment Options; provided, however, that the Committee shall notify Executives of any such change prior to the effective date thereof.

         4.3 DEFERRED INVESTMENT OPTIONS. Each Executive may select among the Deemed Investment Options and specify the manner in which his or her Deferral Account shall be deemed to be invested for purposes of determining Executive's Credited Investment Return (Loss) (the "Deemed Investment Election"). The Committee shall establish and communicate the rules, procedures and deadlines for making and changing Deemed Investment Elections.

                                    ARTICLE V

                                    BENEFITS

         5.1 (a) TIMING OF DISTRIBUTION. The amounts credited to Executive's Deferral Account shall be paid (or payment shall commence) within a reasonable time after the earlier to occur of (i) the Early Benefit Distribution Date, if the Executive elected an Early Benefit Distribution, or (ii) a Termination Event.

             (b) EARLY BENEFIT DISTRIBUTION.

                 (i) Executive may elect an Early Benefit Distribution. Such Early Benefit Distribution Election shall be made on Executive's initial Salary Deferral Election or in such other manner as the Committee shall specify. Such Early Benefit Distribution Election shall specify an Early Benefit Distribution Date which shall be no less than one year from the date such Early Benefit Distribution Election is made. Except as otherwise provided in this Article V, the Early Benefit Distribution shall be irrevocable and shall apply to all Salary Deferrals made by Executive under the Plan.

                 (ii) An Executive may amend or revoke an Early Benefit Distribution Election by filing a written amendment or revocation at least twelve months prior to the earlier of (A) the Early Benefit Distribution Date previously elected; and, in the case of an amendment, (B) the date distribution of Executive's Benefit under the Plan are to be made or commenced after giving effect to such Early Benefit Distribution Election amendment. Only one such amendment or revocation may be made by an Executive.

             (c) TERMINATION EVENT. The Executive's Benefits shall be distributed, or distribution shall commence, upon Executive's termination of Employment with the Company, death or Total Disability, if the Executive does not have an Early Benefit Distribution Election in effect, or if such Termination Event occurs prior to the Executive's Early Benefit Distribution Date.

         5.2 (a) METHOD OF DISTRIBUTION. An Executive's Deferral Accounts shall be paid in one of the following methods specified in his or her most recent Election filed with the Committee at least six (6) months prior to the Distribution Date: (i) a single lump sum payment; or (ii) substantially equal annual installments over a period not to exceed five (5) years.

             (b) DISTRIBUTION ELECTION. The Executive may designate the method of distribution ("Distribution Election") on any Salary Deferral Election filed pursuant to the Plan and may amend


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any such Distribution Election by filing a new Distribution Election in writing or on such form as the Committee may prescribe at least six (6) months prior to the distribution (or commencement of distribution) of Benefits. However, any amendment which is filed within six (6) months of the Distribution Date shall be null and void.

             (c) DEATH BENEFITS. In the event the Executive dies before his or her Benefits have been fully distributed, the Executive's benefits shall be paid to his or Beneficiary in accordance with Executive's Distribution Election.

             (d) NON-ELECTION. If no Distribution Election has been properly made prior to the Distribution Date, the Executive's Benefits will be distributed in a single lump sum.

         5.3 FINANCIAL HARDSHIP. Notwithstanding the foregoing, with the consent of the Committee, an Executive may withdraw up to one hundred percent (100%) of the amount credited to his or her Deferral Account as may be required to meet unforeseeable emergency of the Executive, provided that the entire amount requested by the Executive is not reasonably available from other resources of the Executive.

             (a) The withdrawal must be necessary to satisfy the unforeseeable emergency and no more may be withdrawn from the Executive's Deferral Account than is required to relieve the financial need after taking into account other resources that are reasonably available to the Executive for this purpose.

             (b) The Executive must certify that the financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise;
(ii) by reasonable liquidation of the Executive's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; (iii) by discontinuing the Executive's Salary Deferrals; or (iv) by borrowing from commercial sources on reasonable commercial terms.

             (c) An Executive shall be prohibited from making any further Salary Deferrals pursuant to the Plan for the remainder of the Plan Year in which a withdrawal occurs pursuant to this Section 5.3.

         5.4 EARLY WITHDRAWAL. Notwithstanding any other provision of the Plan, the Executive may withdraw up to ninety percent (90%) of the amount credited to the Executive's Deferral Account and the amount so withdrawn shall be paid in a single lump sum. Upon such withdrawal, the remaining ten percent (10%) of the Executive's Deferral Account shall be forfeited and the Executive shall have no further right thereto. An Executive shall be prohibited from making any further Salary Deferrals pursuant to the Plan for the remainder of the Plan Year in which a withdrawal occurs pursuant to this Section 5.4.

         5.5 TAX WITHHOLDING. All payments under this Article V shall be subject to all applicable withholding for state and federal income tax and to any other federal, state or local tax which may be applicable thereto.


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                                   ARTICLE VI

                                  BENEFICIARIES

         6.1 DESIGNATION OF BENEFICIARY. The Executive shall have the right to designate on such form as may be prescribed by the Committee, a Beneficiary to receive any Benefits due under Article V which may remain unpaid at the Executive's death and shall have the right at any time to revoke such designation and to substitute another such Beneficiary.

         6.2 NO DESIGNATED BENEFICIARY. If, upon the death of the Executive, there is no valid designation of Beneficiary, the Beneficiary shall be the Executive's estate.

                                   ARTICLE VII

                        TRUST OBLIGATION TO PAY BENEFITS

         7.1 DEFERRALS HELD IN TRUST. An amount equal to Salary Deferral Amounts of the Executive shall be transferred to the Trustee within thirty (30) days after the applicable pay period to be held pursuant to the terms of the Trust Agreement.

         7.2 BENEFITS PAID FROM TRUST. All benefits payable to Executive hereunder shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Company to the extent the assets in the Trust are insufficient to pay an Executive's Benefits as provided under this Plan.

         7.3 TRUSTEE INVESTMENT DISCRETION. The Deemed Investment Options shall be for the sole purpose of determining the Credited Investment Return (Loss) and neither the Trustee nor the Company shall have any obligation to invest the Executives' Salary or Bonus Deferrals in the Deemed Investment Options or in any other investment.

         7.4 NO SECURED INTEREST. Except as otherwise provided by the Trust Agreement, the assets of the Trust, shall be subject to the claims of creditors of the Company and neither any Executive nor any Beneficiary shall have any legal or equitable interest in such assets or policies, or any other asset of the Company. The Executive is a general unsecured creditor of the Company with respect to the promises of the Company made herein, except as otherwise expressly provided by the Trust Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 The right of any Executive, any Beneficiary, or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

         8.2 This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his or her heirs, executors, administrators and legal representatives.


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         8.3 Nothing contained herein shall be construed as conferring upon any
Executive the right to continue in the employ of the Company as an employee.

         8.4 If the Company, the Executive, any Beneficiary, or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

         8.5 Any dispute or claim relating to or arising out of this Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California.

         8.6 This Plan shall be construed in accordance with and governed by the laws of the State of California.

         8.7 This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Executive and the Company other than those as set forth or provided for herein.

         8.8 (a) This Plan may be amended by 3Com at any time in its sole discretion by resolution by its Board; provided, however, that no amendment may be made which would alter the irrevocable nature of an Election or which would reduce the amount credited to an Executive's Deferral Account on the date of such amendment; and provided further that no amendment which would affect the Trustee's obligation may be made without the Trustee's consent.

             (b) Notwithstanding the foregoing paragraph or any other provision in this Plan to the contrary, 3Com reserves the right to terminate the Plan in its entirety at any time upon fifteen (15) days notice to the Executives. If the Plan is terminated, all benefits shall be paid pursuant to the provisions of
Section 5.2(a) as if such Executive had voluntarily terminated Employment on the date of Plan termination. Any amounts remaining in the Trust after all benefits have been paid shall revert to the Company.

         IN WITNESS WHEREOF, 3Com has caused this Plan to be amended and restated by a duly authorized officer effective as of July 15, 2003. This Plan was originally effective as of the Effective Date.

                                        3COM CORPORATION



                                        By:
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